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                                                                    Exhibit 20.3


                                SUPPLEMENT TO THE
                           MERGER CONSENT SOLICITATION
                                       AND
                              INFORMATION STATEMENT
                                       OF
                             MANGOSOFT CORPORATION


                            Dated: September 1, 1999


         This Supplement supplements and amends the Merger Consent Solicitation and Information Statement of MangoSoft Corporation ("Mango"), dated August 13, 1999 (the "Memorandum"), regarding the Company's solicitation of your consent to approve its merger contemplated by an Agreement and Plan of Merger (the "Merger Agreement") with First American Clock Co., a publicly-traded Nevada corporation ("Parent"), and its wholly-owned subsidiary, MangoMerger Corp., a Delaware corporation ("Merger-Sub"), to agree to exchange your Mango Debt for Parent Common Stock issued immediately after the Merger, and to terminate all other agreements between holders of Mango Debt and Mango. All capitalized terms used herein not otherwise defined shall have the meanings ascribed to them in the Memorandum, which is attached hereto for your convenience.

         The consent solicitation is being made due to a substantive change to the terms of the Merger described in the Memorandum. Mango is providing this Supplement to all holders of Mango Debt, regardless of whether they previously consented to the Merger, so that they may make a new decision based upon the terms of the Merger as amended. Holders of Mango Debt are encouraged to review the Memorandum and this Supplement prior to executing the enclosed Merger Consent and Debt Exchange in the space set forth to indicated their approval of the Merger and the other matters addressed therein.

         In connection with the Merger, the registration rights afforded to Palisade Private Partnership, L.P. ("Palisade") in respect of Parent Common Stock to be received by it immediately following the Merger, have been modified as follows. The Merger Agreement requires the Parent to use reasonable efforts to register under the Securities Act one-third of Parent stock received by Palisade in exchange for Mango Debt within 180 days following the consummation of the Merger and to keep such registration statement effective until all registered shares of Parent Common Stock have been sold or otherwise transferred by the holders of Mango Debt. Notwithstanding the foregoing, upon Parent's written request, Palisade will agree not to sell any Parent Common Stock pursuant to the registration statement covering such stock (a "Lock-Up") during a period within the period commencing on the effective date of the Merger and ending on the first anniversary thereof (the "Lock-Up Period") if, at the time of Parent's request for a Lock-Up (i) Parent, through a registered broker dealer acting as a financial advisor (the "Financial Advisor"), is actively engaged in raising financing, and (ii) in such Financial Advisor's opinion, which opinion shall be evidenced in writing, the


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sale of such shares would materially impair the financing efforts. For purposes of (i) above, the phrase "actively engaged in raising financing" shall mean that
(a) the Financial Advisor has been retained by Parent to raise financing for Parent, (b) a private placement memorandum or prospectus is being prepared and is completed within 30 days of the retention, (c) potential investors have been identified, and (d) Parent and/or the Financial Advisor are in active discussions with such persons concerning a potential investment in Parent. Parent shall not be entitled to request more than two Lock-Ups during the Lock-Up Period. In addition, the Lock-Up (x) shall terminate and shall have no further effect immediately upon the termination of any financing efforts previously having necessitated the Lock-Up, and (y) shall not restrict the sale of any shares of Parent Common Stock issued to holders of Mango Debt (other than pursuant to a registration statement) whether pursuant to Rule 144 under the Securities Act or otherwise.

         This Supplement does not constitute investment advice with respect to Mango or the terms of the Merger Agreement. You may wish to consult with independent counsel regarding the terms of the Merger Agreement and the changes thereto as described herein.

         Approval of the majority of the Mango stockholders and the requisite holders of Mango Debt will allow the Merger to be consummated. Please execute the enclosed Merger Consent and Debt Exchange Notice where indicated and return a signed copy of the documents at your earliest convenience, but no later than August 31, 1999, by facsimile to:

                          Tim Keenan at (212) 872-9690


         Kindly retain copies of the executed document for your records.

         If you have any questions regarding this transaction, please call Tim Keenan, Treasurer of Mango, at 212-872-9680.

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                              MANGOSOFT CORPORATION
                        MERGER CONSENT AND DEBT EXCHANGE

         The undersigned, being the registered holders of $6,000,000 of 12% Senior Secured Convertible Notes of MangoSoft Corporation, a Delaware Corporation (the "Company"), issued commencing February 11, 1999 (the "Notes") do hereby agree as follows:

         A. The undersigned holders of the Notes consent to and approve an Agreement and Plan of Merger (the "Merger Agreement") among the Company, First American Clock Co., a Nevada Corporation, and its wholly-owned subsidiary, Mango Merger Corp., a Delaware corporation ("Merger-Sub"), pursuant to which the Company shall merge with Merger-Sub, substantially in the form described in the Information Statement dated August 13, 1999 (the "Information Statement"), as supplemented by the Supplement to the Merger Consent Solicitation and Information Statement of the Company, dated September 1, 1999, with such changes as the proper officer or officers deem appropriate.

         2. The undersigned holders of the Notes hereby irrevocably agree to, and hereby request that, immediately following the effectiveness of the Merger, the Notes held by the undersigned be exchanged for common stock of First American Clock Co. in accordance with the terms of the Information Statement, the Supplement thereto dated September 1, 1999, and the Merger Agreement, so that for each $1,000 of Notes held by the undersigned 1,500 shares of common stock of First American Clock Co. shall be issued to the undersigned in the name of the undersigned and that the Notes held by the undersigned shall be canceled.

         3. The undersigned, by signing this Merger Consent and Debt Exchange, acknowledges that effectiveness of the Merger, and the exchange of the Notes, will terminate all provisions of the following documents delivered to the undersigned and/or Palisade Private Partnership. LP as agent for all of the holders of the Notes (the "Agent"): (i) the 12% Senior Secured Convertible Note issued to the undersigned, including the sale bonus provision contained in section 1.6 thereof; (ii) the Subscription Agreement and Investment Representation between the undersigned and the Company, including the registration rights provisions contained in section 4 thereof; (iii) the MangoSoft Corporation First Priority Security Agreement, dated February 11, 1999, between the Company and the Agent; (iv) the Patent Collateral Security and Pledge Agreement, dated February 11, 1999, between the Company and the Agent; and (v) the Trademark Collateral Security and Pledge Agreement, dated February 11, 1999, between the Company and the Agent (collectively, the "Debt Documents"). The undersigned covenants and agrees to execute any documents that may be required to further evidence the termination of any lien or security interest created by the Debt Documents. The undersigned understands and acknowledges that First American Clock Co. shall not be bound by the terms of any such Debt Documents, any amendments thereto, or any other agreement between the undersigned and the Company.


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         This Consent and Debt Exchange may be signed in any number of counterparts and by facsimile.


         IN WITNESS WHEREOF, the undersigned have executed this Consent and Debt Exchange as of this 7th day of September, 1999.


PALISADE PRIVATE PARTNERSHIP, L.P.
Individually, and as Agent for the holders of the Notes

By: Palisade Private Holdings, LLC., General Partners



By:  /s/ Mark S. Hoffman                     By:  /s/ Matthew Chasin
     -----------------------                      -----------------------
     Name:  Mark S. Hoffman                       Name:  Matthew Chasin
     Title: Member


By:  /s/ Jerry Chasen                        By:  /s/ Eugene Melnick
     -----------------------                      -----------------------
     Name:  Jerry Chasen                          Name:  Eugene Melnick


By:  /s/ Steven Lockwood                     By:  /s/ Jay Zises
     -----------------------                      -----------------------
     Name:  Steven Lockwood                       Name:  Jay Zises


By:  /s/ Barry Peters                        By:  /s/ Seymour Zises
     -----------------------                      -----------------------
     Name:  Barry Peters                          Name:  Seymour Zises


By:  /s/ Selig Zises
     -----------------------
     Name:  Selig Zises


* The signature hereof by an authorized officer of Palisade represents Palisade's agreement to be subject to the lock-up provisions set forth to the Supplement to the Merger Consent Solicitation and Information Statement, dated September 1, 1999.


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